Exhibit 10.104

$2,124,093.00	Clarksburg, Maryland
September 15, 2016

PROMISSORY NOTE

FOR VALUE RECEIVED, COMSTOCK BESHERS, L.C., Virginia limited liability company (hereinafter called the “Borrower”), does hereby promise to pay to YEAR 2003 TRUST FOR DESCENDANTS, or order (the “Year 2003 Trust”), PLEASANTS ASSOCIATES LIMITED PARTNERSHIP, or order (“PALP”), and CJC, LLC, or order (“CJC”) (the Year 2003 Trust, PALP, and CJC are collectively hereinafter referred to as the “Lender”), the principal sum of

TWO MILLION ONE HUNDRED TWENTY-FOUR THOUSAND

NINETY-THREE DOLLARS

($2,124,093.00)

UPON THE TERMS which are hereinafter set forth:

Interest Rate. Interest shall accrue on the unpaid balance of the note, at the rate of interest at all times equal to the Prime Rate (hereinafter defined) plus five hundred (500) basis points, that is, an additional five percent (5%) per annum compounded monthly, with a cap of 25%. The interest rate herein specified shall be floating and shall be adjusted as necessary, so that the interest rate due hereunder shall change each time there shall be a change in the Prime Rate, with interest hereunder being charged, and due and owing, at the newly adjusted rate, in the case of each adjustment, as of and from the date of any change in the Prime Rate. The term “Prime Rate” as used herein shall mean the annual rate of interest which is published from time to time in The Wall Street Journal listing of “Money Rates” as the Prime Rate, and shall be the highest such rate if more than one is quoted. The Prime Rate may not constitute the lowest rate of interest offered by the Lender to a borrower. If the Prime Rate as herein defined is no longer published, the Lender may select a new index that is comparable to the Prime Rate, and, if necessary, adjust the margin so as to closely as possible approximate the original rate of interest set forth herein, provided that Borrower’s interest rate will not increase at the time of such change due solely to the change, and the interest rate shall change thereafter as the new index changes, plus or minus any margin adjustment established at the time the new index was selected. The Lender will notify Borrower in writing of any such change or adjustment.

Manner of Payment. Principal and interest and any other amounts due hereunder shall be payable at the office of the Lender at 24012 Frederick Road, Clarksburg, Maryland 20871 or at such other place as shall be directed in writing from time to time by the Lender or holder hereof. No payment of principal or interest shall be due and payable by Borrower to Lender until the Maturity Date, as defined below.

Maturity Date. The entire outstanding principal balance due hereunder, and all other amounts owing hereunder shall be fully due and payable, if not sooner paid, on September 15, 2018 (the “Maturity Date”). Notwithstanding the forgoing, the Maturity Date may be extended by the Borrower for a period of twelve (12) months upon payment by the Borrower to the Lender of an extension fee equal to two percent (2%) of the then current outstanding balance under this Promissory Note.

Default Interest Rate. After maturity (whether by acceleration or otherwise) and during any period during which an Event of Default (hereinbelow defined) exists hereunder, the unpaid principal balance of this Note shall bear interest at a rate of interest five percent (5%) per annum in excess of the interest rate otherwise in effect hereunder (the “Default Interest Rate”). The payment of interest at the Default Interest Rate shall not act to excuse or cure any Event of Default, nor shall the receipt of such payments by the Lender in any way adversely affect or impair the other rights and remedies of the Lender against the Borrower.

Personal Guaranty of Christopher Clemente. Christopher Clemente (the “Guarantor”) does hereby, jointly and severally, and unconditionally guarantee the punctual payment of this Promissory Note. This is a guaranty of payment and not of collection, meaning that the holder of the Promissory Note shall be under no obligation to attempt to collect amounts owing under the Promissory Note from the Borrower or from any of the collateral securing the Promissory Note, but may instead proceed first and directly against the undersigned.

In the event that the Borrower fails to timely pay amounts owing thereunder, the Guarantor, upon written demand of the holder of the Promissory Note, shall pay to the holder of the Promissory Note all amounts owing under the Promissory Note, including the entire outstanding principal balance due thereunder, all accrued and unpaid interest, and any other amounts due under the Promissory Note. If acceleration of the Promissory Note is stayed, enjoined or otherwise prevented, the Guarantor shall pay under this guaranty, upon demand, an amount equal to the sum of the entire outstanding principal balance due under the Promissory Note, all accrued and unpaid interest thereon, and any other amounts due under the Promissory Note to the holder of the Promissory Note, as if such acceleration had occurred.

If this Promissory Note (or the Guarantee under this this Promissory Note) is referred to an attorney for collection, following a failure by the undersigned to pay all amounts owing hereunder after demand for payment is made, the Borrower agrees to pay the Lender’s reasonable attorney fees in connection therewith.

Events of Default. The occurrence of any event permitting the acceleration of this Promissory Note to immediate maturity, or any uncured default under any of the Loan Documents shall be considered an Event of Default hereunder.

Prepayment Penalties. The right is reserved to prepay this Note at any time, in full or in part, with no premium or fee. All payments made hereunder shall be applied first to the payment of interest, and then any balance to principal due and payable, unless the Lender in its sole and absolute discretion determines some other method for the application of payments.

Application of Payments Received. Any payments received by the Lender at any time following maturity of this Note may be applied against amounts owing hereunder in any manner that the Lender desires, in its sole and absolute discretion, and the Lender may ignore any and all instructions regarding the application of any such payment whether such instructions are included as a notation on a check or otherwise. The acceptance by the Lender of any payment of less than the entire amount owed hereunder at any time following maturity of this Note shall under no circumstances by construed as a waiver by the Lender of any of its rights or remedies against the Borrower nor shall it be construed as an agreement of the Lender to amend, modify or extend the maturity date of this Note.

Remedies Cumulative. The rights and remedies of the Lender or any other holder hereof under this Note shall be cumulative and concurrent and may be pursued an exercised singularly, successively or concurrently at the sole discretion of the Lender or any other holder hereof and may be exercised as often as the Lender or any other holder hereof shall deem necessary or desirable, and the nonexercise by the Lender of any other holder hereof of any such rights and remedies in any particular instance shall not in any way constitute a waiver or release thereof in that or any subsequent instance.

Commercial Loan. The loan represented by the within Note is a “Commercial” and/or “Business” loan as defined in Part 226 of Regulation Z as issued by the Board of Governors of the Federal Reserve System and as further defined in Title 12 – Credit Regulations of the Commercial Law Article of the Annotated Code of Maryland and as further defined by other applicable State and Federal laws and regulations.

Rules of Construction. In case any provision (or any part of any provision) contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein, but only to the extent it is invalid, illegal or unenforceable.

Waiver of Notices. The Borrower hereby waives presentment, notice of dishonor, and all other demands and notices in connection with delivery, acceptance, performance, default or enforcement of this Note.

Loan Documents. This Note constitutes one of the Loan Documents and is secured by, related to, and/or executed in connection with certain other Loan Documents, which are more particularly described as follows, all as the same may be amended, restated, supplemented, or otherwise modified from time to time (the “Loan Documents”):

This Note;

A certain Collateral Assignment of Membership Interests and Security Agreement of even date herewith (“Security Agreement”);

A certain Financing Statement of even date herewith;

A certain Guaranty and Indemnification Agreement of even date herewith; and

A certain Indemnity Deed of Trust and Security Agreement of even date herewith.

THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS NOTE. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER, AND THE BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.

Notices. Any and all notices, requests or other communications hereunder shall be deemed to have been duly given (i) on the date of actual delivery thereof if in writing and if transmitted by hand delivery with receipt therefor, (ii) on the date following the date it is delivered to a recognized overnight courier for delivery on the next business day (no signature required), (iii) on the third Business Day following the day when deposited in the United States mail if sent by mail, postage prepaid, first class, registered or certified, return receipt requested, or (iv) on the date of transmission thereof, if given on a business day by e-mail. Each of such notices shall be addressed as follows (or to such new address as the addressee of such a communication may have notified the sender thereof):

If to Lender:	Year 2003 Trust for Descendants /
Pleasants Associates Limited Partnership
c/o William D. Pleasants, Jr.
24012 Frederick Road
Suite 200
Clarksburg, MD 20871
e-mail: DPleasants@pleasants.org
With a copy to: Jerry Connelly
24012 Frederick Road
Suite 200
Clarksburg, MD 20871 e-mail: JConnelly@pleasants.org

Andrew M. Herold, Jr., Esq.
24012 Frederick Road
Suite 200
Clarksburg, MD 20871
e-mail: aherold@pleasants.org
If to Borrower:	Comstock Beshers, L.C.
1886 Metro Center Drive, 4th Floor
Reston, VA 20190
Attn.: Christopher Clemente, CEO
e-mail: CClemente@comstockholding.com
With a copy to:	Comstock Beshers, L.C.
1886 Metro Center Drive, 4th Floor
Reston, VA 20190
Attn.: Jubal Thompson, General Counsel
e-mail: jthompson@comstockholding.com

IN WITNESS WHEREOF, the parties hereto have executed these presents under seal, as a specialty, pursuant to Section 5-102 of the Courts and Judicial Proceedings Article of the Annotated Code of Maryland, on the day and year first above written.

COMSTOCK BESHERS, L.C., a Virginia limited liability company
By:	COMSTOCK HOLDING COMPANIES, INC., MANAGER

	By:	(SEAL) Christopher D. Clemente
Chief Executive Officer

Joinder of Guarantor

I undersigned Christopher Clemente, do hereby execute this Promissory Note in my individual capacity to evidence my agreement and consent to provide the personal guaranty contained in Section 5 above.

Christopher D. Clemente, Individually